UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 1, 2026

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. Estabrook Blvd. Glendale, WI	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $1.00 par value per share	WEYS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 1, 2026, Weyco Group, Inc. (the “Company”) entered into employment agreements with Thomas W. Florsheim, Jr., its Chairman and Chief Executive Officer, and John W. Florsheim, its President, Chief Operating Officer and Assistant Secretary (collectively, the “Florsheims”) for three-year terms, ending December 31, 2028. The agreements are consistent with each other and are renewals of the Company’s previous agreements with these executives, with minor updates. Under the employment agreements, the Florsheims agree to perform duties they currently perform and in addition, other such duties that are assigned to them from time to time by the Company’s Board of Directors. The terms of these employment agreements generally include the following:

●	The Company will pay the Florsheims each a base salary under their respective employment agreements, which are subject to increase by the Compensation Committee of the Company’s Board of Directors.
●	The Florsheims are eligible to receive additional compensation, whether in the form of bonus or otherwise, and to participate in any present or future 401(K), profit sharing, pension or other retirement plan, insurance, sickness or disability plan, stock award plan, or other plans in which the Company provides for the benefits of its employees, in each case to the extent and in the manner approved or determined by the Company’s Board of Directors.

●	The Company shall also continue to provide each of the executives with the use of an automobile.

●	The Florsheims are subject to certain restrictive covenant obligations in favor of the Company, including confidentiality provisions and an agreement not to compete with the Company during the terms of their employment agreements.

●	The Florsheims are entitled to receive severance benefits in the event their respective employment is terminated as a result of death or disability, or is otherwise terminated by the Company without cause or by the executive following certain circumstances described in the employment agreements.

The foregoing descriptions of the employment agreements do not purport to be complete and are qualified in their entirety by reference to the employment agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 – Employment Agreement between Weyco Group Inc. and Thomas W. Florsheim, Jr. entered and made effective on January 1, 2026.

Exhibit 10.2 – Employment Agreement between Weyco Group Inc. and John W. Florsheim entered and made effective on January 1, 2026.

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026	WEYCO GROUP, INC.

/s/ Judy Anderson
Judy Anderson
Vice President, Chief Financial Officer and Secretary